Exhibit 10.5

Contract No.:

Employee
Department

Labor Contract

Party A: Beijing Sixiang Shiguang Technology Co., Ltd.

Party B:Deng Bentong

February 4, 2020

Party A: Beijing Sixiang Shiguang Technology Co., Ltd.

Legal Representative: Lu Pei

Party A's Address: Room 711, 7th Floor, Fangxing Building, District 1, No. 30 Xueyuan Road, Haidian District, Beijing

Party B: Deng Bentong

Gender: Male Educational Level: Master Date of Birth: March 26, 1970

Number of Certificate: _[NUMBER]

Registered Permanent Residence: HongKong ____

Current Residential Address: ___ Room 501, Unit 1, Building 9, Sunshine Upper East Riverside Garden, No. 6, East Fourth Ring North, Chaoyang District ____

In accordance with the Labor Law of the People's Republic of China, Labor Contract Law of the People's Republic of China and relevant laws and regulations, after equal consultations, both Party A and Party B agree to sign this contract voluntarily and jointly abide by the terms listed in this contract.

Article 1 Term of the Labor Contract

The contract type is: ☑Fixed-term Labor Contract; □ Non-fixed Term Labor Contract □ Labor Contract with a Term To Complete the Certain Working Tasks

(1) The validity period of the Fixed-term Labor Contract is from February 4, 2020 to February 3, 2023 ;

(2) The validity period of the Non-fixed Term Labor Contract is from / to the occurrence of the termination condition or legal termination condition agreed in this contract;

(3) The validity period of the Labor Contract with a Term to Complete the Certain Working Tasks shall be subject to the time determined in the Work Task Contract signed by both parties;

The probation period is from      /    to      /    there is no such term in the Labor Contract with a Term to Complete the Certain Working Tasks

During the probation period, if Party A thinks that Party B is unqualified for the employment conditions, Party A shall make an explanation before terminating the contract. The so-called being unqualified for the employment conditions includes, but is not limited to, Party B's failure of physical examination, Party B's incompleteness of employment formalities, Party B's incompetence for the indexes or corresponding requirements of the position, Party B's failure of passing Party A's background investigation or fraud in contract performance, or any other cases that the supervisor deems that Party B is unqualified for such post, all of which may be deemed as the reasonable, legitimate and undisputable causes for Party A and Party B to cancel the labor contract.

Article 2 Working contents and workplace

(1) According to the work needs of Party A, Party B agrees to engage in _CFO_ job, and Party B's job responsibilities, job tasks, responsibility objectives (responsibility system), etc., shall be implemented in accordance with the work specifications of the job or the relevant regulations of Party A. Party A can change Party B's job position after consultation and agreement between Party A and Party B according to production, operation and work needs;

(2) Party B shall complete the work tasks assigned by Party A on time in accordance with the requirements of Party A to achieve the specified work quality. Party A will regularly organize performance reviews. If Party B fails to meet Party A's work requirements, Party A can arrange Party B to adjust the work post or await job assignment;

(3) Party B agrees to engage in relevant work in the workplace Beijing arranged by Party A. According to Party A's work needs, the workplace can be changed after consultation between both parties.

Article 3 Working hours

Party B shall implement ☑ standard working hours □ irregular system of working hours. If the publicity system approved by the labor administrative department changes or Party B's job position changes, Party A can adjust Party B's system of working hours according to the approval result of the labor administrative department or Party B's new job requirements after the change.

(1) For standard system of working hours, the working hours of Party B arranged by Party A are not more than eight hours per day and forty hours per week.

(2) Unscheduled working system refers to the system of working hours implemented for laborers whose scope of responsibilities cannot be limited by fixed working hours.

Article 4 Labor remuneration

(1) Party A shall provide the labor remuneration and treatment corresponding to Party B's job position according to the job position when Party B enters into this contract and Party A's salary system.

(2) The salary standard of Party B during the probation period shall be implemented according to the agreed salary every month.

If salary system of Party A changes or job position of Party B changes, it shall be determined according to new salary standards.

(3) After the probation period of Party B expires, Party A shall determine the monthly salary standard of Party B according to the salary system of the unit and implement it according to the agreed salary every month. If salary system of Party A changes or job position of Party B changes, it shall be determined according to new salary standards.

Article 5 About salary

(1) Party A shall pay the salary to Party B per month in statutory currency and the date of payment is 10th day of every month.

(2) If Party A temporarily suspends its production and operation activities such as shut down or suspending production due to reasons other than Party B for no more than one month, Party A shall pay Party B's salary in accordance with the contract. For more than one month, if Party A is still unable to arrange Party B to work normally, Party A shall pay the living expenses according to the principle of being no less than the local unemployment insurance standard;

(3) Party B enjoys the salary during the various vacations prescribed by the state according to law, and Party A shall implement it in accordance with relevant national and local regulations and the standards of Party A's rules and regulations;

(4) However, Party A shall have the right to deduct part of the salary, other remunerations and reimbursement expenses of party B to offset any debt of Party B borrowed from Party A and/or to pay taxes and expense specified in laws and regulations and / or to be used for other legal purposes based on the principle of not violating issued and publicly available laws and regulations.

Article 6 Rest and vacation

Party B shall enjoy various rights of rest and vacation prescribed by the state or relevant competent authorities within the contract period.

Article 7 Social insurances

(1) Party A shall pay the basic pension insurance, unemployment insurance, basic medical insurance, work injury insurance, and maternity insurance premiums for Party B in accordance with national and local laws, regulations and regulations on social insurances. Party A shall withhold and pay the individual part of the social insurance premiums from Party B's salary;

(2) The medical treatment enjoyed by Party B due to illness or non-work-related injury shall be performed in accordance with the relevant national and local regulations;

(3) As for Party B's various treatments during the pregnancy period, prenatal period, lactation period, etc., national and local provisions related to the maternity insurance policy shall be followed;

(4) When both parties relieve and terminate the Labor Contract, Party A shall handle formalities related to social insurance transfer for Party B according to relevant provisions. Matters such as employee dismissal salary, insurance and file transfer shall be settled and transferred after the employee dismissal formalities are completed;

(5) Party B shall guarantee that it has provided such valid certification documents as related to the social insurance and housing provident funds in time to Party A. Party B shall bear the corresponding responsibilities in case any consequences due to its delay of the submission of the foregoing certification documents.

Article 8 Labor protection, labor conditions and occupational hazards protection

(1) Party A shall strictly implement national and local labor protection laws, regulations and rules, and provide Party B with necessary labor protection;

(2) Party A is responsible for conducting education and training of political thought, professional ethics, business technology, labor safety and occupational health as well as relevant rules and regulations to Party B. If Party A conducts professional technical training for Party B with special technical training fees, both parties shall separately agree on professional technical training and service period;

(3) Party A shall provide Party B with the necessary labor conditions and labor tools, establish and improve the production process, formulate operating procedures, work specifications, and labor safety and health systems and standards, so that Party B can work normally;

(4) Party A shall regularly arrange Party B to conduct a health check, and Party B shall not refuse on various grounds;

(5) Party B shall have the right to refuse Party A's illegal command and risky operations, and have the right to criticize, report and accuse Party A and its administrative staff of ignoring Party B's safety and health.

Article 9 Labor disciplines, rules and regulations

(1) The rules and regulations formulated by Party A in accordance with statutory procedures shall be publicized to Party B. The methods of publicity include but are not limited to corporate announcements, publicities, e-mails, and intranet releases;

(2) Party B shall strictly abide by the rules and regulations formulated by Party A and complete labor tasks, enhance professional skills, implement labor safety and health regulations, and abide by labor disciplines and observe professional ethics.

(3) If Party B violates the labor disciplines, Party A shall have the right to deal with it according to the rules and regulations of the unit;

(4) The various vacations that Party B enjoys in accordance with the law must go through the leave application formalities. Among them, there must be a valid sick leave certificate from the relevant hospital for sick leave.

Article 10 Alteration of the Labor Contract

The Labor Contract may be changed under any of the following circumstances:

(1) Both parties agree to change the Labor Contract through negotiations;

(2) The objective conditions on which the Labor Contract is based, such as Party A's legal merger, consolidation, division, Party A's change of the line of production, internal organization adjustment, reorganization, etc. have changed significantly, resulting in the failure of the original Labor Contract to be performed, it is possible to negotiate changes to the Labor Contract or related content of the Labor Contract after consultations between both Party A and Party B;

(3) Once the laws, regulations and policies on which the Labor Contract is concluded are revised, the relevant content of the Labor Contract should be changed according to law.

Article 11 Termination and renewal of the Labor Contract

(1) The Labor Contract shall be terminated in case one of the following circumstances occurs:

① When the Labor Contract expires or the agreed termination conditions occur, either Party A or Party B disagrees to renew the Labor Contract;

② Party B begins to enjoy the treatment of basic endowment insurance in accordance with the law;

③ The laborer is dead, or declared dead or missing by the people's court;

④ Party A is declared bankrupt in accordance with the law;

⑤ Party A is revoked its business license, ordered to close or revoke it, or Party A decides to dismiss it in advance;

⑥ Other circumstances stipulated by laws and administrative regulations.

(2) Party A shall submit a written agreement to Party B to terminate or renew the Labor Contract 30 days before the Labor Contract expires.

Article 12 Cancellation of the Labor Contract

(1) After consultation between both parties, the Labor Contract can be terminated:

① Party A proposes to terminate the Labor Contract;

② Party B proposes to terminate the Labor Contract;

Party B gives notice in written form to Party A 30 days in advance, the Labor Contract may be cancelled; Party B can cancel the Labor Contract by notifying Party A three days in advance in the probation period. Party B must perform the formalities for the termination of the Labor Contract;

(2) In case of one of the following situations of Party B, Party A can terminate the Labor Contract (instant termination):

① During the probation period, Party B is proved to be incompetent for the employment condition;

② Seriously violating labor disciplines or Party A's rules and regulations;

③ Party B has additionally established an employment relationship with another employer which affects the completion of his/her tasks with Party A, or Party B refuses to rectify the matter after this matter is submitted by Party A;

④ Party B forces Party A to conclude or alter the Labor Contract against the original intention of Party A via adopting fraud, coercion or exploitation of the others' precarious position;

⑤ Other circumstances stipulated in laws and administrative regulations that allow Party A to terminate the Labor Contract.

(3) In case of one of the following situations of Party A, Party B can terminate the Labor Contract (instant termination):

① Fails to provide labor protection or labor condition as stipulated in the Labor Contract;

② Fails to pay full labor remuneration timely;

③ Fails to pay the social insurance premiums for the employees according to law;

④ Party A's rules and regulations are in violation of laws or regulations, which damages the employee's rights and interests;

⑤ Party A forces Party B to conclude or alter the Labor Contract against the original intention of Party B via adopting fraud, coercion or exploitation of the others' precarious position;

⑥ Other circumstances stipulated in laws and administrative regulations that allow Party B to dissolve the Labor Contract.

(4) In the case of one of the following circumstances, the contract may be terminated by Party A by giving notice in a written form thirty days in advance to Party B or after paying additionally one-month salary to Party B:

① Party B can neither take up his or her original jobs nor any kinds of new jobs specified by Party A after completion of medical treatment for their illnesses or non-work-related injuries;

② Party B is unqualified for the job and remains unqualified even after the training or reassignment of job positions;

③ The objective conditions upon which the Labor Contract is concluded have undergone major changes, which has caused the Labor Contract unable to be performed. After negotiation between Party A and Party B, no agreement could be reached on the content of the Labor Contract.

(5) When the contract is cancelled or terminated, Party B shall stop all activities which are conducted in the name of Party A, accomplish the unfinished matters under the request of Party A, settle all accounts, as well as return all properties of Party A on the contract termination and cancellation date, including but not limited to:

① Party B is responsible for storing and using all documents and files which are related to Party A and its management, operation and product within the control range, and the copies of the documents and files;

② Party A's list and materials of suppliers, clients and other contact units and individuals;

③ The software, disk, hard disk and optical disk including Party A's materials and information;

④ Tools, instrument, equipment and other office appliances, etc. Which are equipped by Party A for Party B. All business secrets owned by Party A or although it belongs to a third party, but Party A has the obligation to keep confidential, all reproductions and excerpts and all documents or things that contain any part of any such business secrets.

(6) Party A shall issue a certificate for the cancellation or termination of the Labor Contract for Party B after completing the demission handover of Party B and when the contract is cancelled or terminated, and handle the transfer formalities for archives and social insurance relations for Party B within 15 days. If Party A shall pay economic compensation to Party B according to law, it shall be paid after the completion of the demission handover of Party B.

Article 13 Party B's economic responsibility for breach of contract

If Party B terminates the Labor Contract by violating the regulations or agreement of this contract, which causes losses to Party A, Party B shall compensate the following losses for Party A:

(1) In case of violation of the service period agreement after special technical training, the special training fee paid by Party A for Party B based on the actual service life;

(2) In case of violation of intellectual property rights and confidentiality agreement, compensation liability shall be performed in accordance with the standards / amount agreed in the Intellectual Property Rights and Confidentiality Agreement;

(3) Anyone who violates the non-competition regulations after the cancellation or termination of the Labor Contract shall be liable for compensation in accordance with the standards / amount agreed in the Non-competition Agreement.

Article 14 Party A's economic responsibility for breach of contract

(1) If Party A fails to pay labor remunerations in full and on time, it shall pay Party B compensation in accordance with the relevant provisions of the Labor Contract Law of the People's Republic of China and local regulations;

(2) If the remunerations paid by Party A to Party B is less than the local minimum salary standard, it shall pay Party B compensation in accordance with the relevant provisions of the Labor Contract Law of the People's Republic of China and local regulations;

(3) If Party A cancels or terminates the Labor Contract in violation of the Labor Contract Law of the People's Republic of China, it shall pay Party B compensation in accordance with the relevant provisions of the Labor Contract Law of the People's Republic of China and local regulations;

Article 15 Settlement of labor dispute

After a labor dispute occurs, both parties shall settle it through consultations; If negotiation fails or both parties do not want to negotiate, both parties can apply for mediation to labor dispute mediation committee of Party A or can apply for arbitration to the labor dispute arbitration committee where Party A is located in case the mediation fails. Party B can also directly apply to the local labor dispute arbitration committee where Party A is located for arbitration. In case the arbitration award cannot be accepted, it's allowed to file a lawsuit to the People's Court.

Article 16 Miscellaneous

(1) Party B agrees that it has known and fully realized and understood the relevant rules and regulations of Party A when signing this contract; Party B also agrees that Party A has the right to formulate and modify Party A's relevant rules and regulations from time to time. Once these rules and regulations are announced to Party B, they will be regarded as annexes to this contract and have the same legal effect as this contract;

(2) The human resources department of Party A is responsible for the interpretation and daily management of the terms of this contract;

(3) After this contract takes effect, if the enterprise system changes, the terms that do not contradict the laws and regulations of the state and Beijing municipality will continue to be valid;

(4) Contract Renewal, Letter of Contract Change and Letter of Declaration are attached sheets to this contract, Intellectual Property and Confidentiality Agreement, Non-competition Agreement, Salary Confidentiality Agreement, Letter of Commitment for Network Security and rules and regulations of Party A are annexes to this contract; They all have the same legal effect as this contract;

(5) This contract takes effect after both parties sign it. If the date of signing is inconsistent, the time of the signing party will be the effective time;

(6) Matters not covered in this contract or inconsistent with the relevant regulations of the state and Beijing Municipality in the future shall be implemented in accordance with the relevant regulations. The invalidity of part of the contract does not affect the validity of other parts of this contract;

(7) The contract is made in duplicate, with Party A and Party B holding one copy respectively;

(8) This contract specifies all the agreements reached by both parties on the contents of this contract, and replaces all employment and salary notices, labor contracts and related contracts and agreements that have not been completed by both parties. That is, from the date of entry into force of this contract, all employment and salary notices, labor contracts and related contracts and agreements that have not been completed by both parties shall be automatically abolished. The labor rights and obligations of both parties will be subject to this contract.

Article 17 About joint and several liability

When Party B establishes a labor relationship with Party A and signs the Labor Contract, it shall provide Party A with a certificate to cancel or terminate the labor relationship with the original unit. Party B shall bear the economic losses caused by Party A after Party A hires Party B due to the false certificates provided by Party B, while Party A shall not bear any joint and several liabilities.

The contents of the Labor Contract above have been reviewed by both parties and agreed to be signed and confirmed.

Party A (Seal)	Party B:	/s/ Bentong Deng

Legal Representative:

Or Entrusted Agent (Seal):

Date of Signing /	Date of Signing	January 15, 2020

Labor Contract Renewal

The type of the Labor Contract Renewal at this time is __________ Term Labor Contract. Both Party A and Party B agree to renew the labor contract through friendly negotiations. The effective date of the renewal contract is MM/DD/YY, and the expiry date of the renewal contract is MM/DD/YY.

Party A	Party B

Legal Representative:

Or Entrusted Agent

Date:

Letter of Labor Contract Change

On the basis of equality and voluntariness, Party A and Party B agree that the following changes shall be made for the Contract by negotiations:

Party A	Party B

Legal Representative:

Or Entrusted Agent

Date:

Letter of Declaration

Deng Bentong__ (Name) declare here:

When I entered _ Beijing Sixiang Shiguang Technology Co., Ltd. _ on February 4, 2020, I had terminated or did not sign a labor contract with other units, and did not have any de facto labor relationship with other units. Before signing the Labor Contract, I have understood the scope of the business, and I promise that the signing of the Labor Contract with_ Beijing Sixiang Shiguang Technology Co., Ltd._ will not violate my non-competition obligations in any way.

Hereby declared! If I violate the above Declaration, I am willing to bear all legal liabilities arising thereby and compensate all economic losses.

Declared by:	/s/ Bentong Deng

Date:	January 15, 2020

Confirmation of Company Rules and Regulations

Deng Bentong__ (Name) declare here:

On the day of new employee training, I have carefully studied the company's overall introduction, corporate culture introduction, Employee Manual, Employee Benefit Conflict Management System, Anti-fraud Work Regulations, Financial Reimbursement System and other management regulations trained by _ Beijing Sixiang Shiguang Technology Co., Ltd._, and I am familiar with and agree with the contents.

I promise to refer to the new and updated versions of the company's rules and regulations announced to employees through bulletin boards, emails, and various training courses at any time conducted by Beijing Sixiang Shiguang Technology Co., Ltd._, and I am familiar with and agree with the contents.

I accept and guarantee to consciously abide by the relevant provisions. In case of violating the above regulations, I agree to accept the corresponding punishment of the company.

Declared by:	/s/ Bentong Deng

Date:	January 15, 2020

Intellectual Property and Confidentiality Agreement

Party A: Beijing Sixiang Shiguang Technology Co., Ltd.

Legal Representative: Lu Pei

Registered Address: Room 711, 7th Floor, Fangxing Building, District 1, No. 30 Xueyuan Road, Haidian District, Beijing

Party B: Deng Bentong

Number of Certificate: [NUMBER]

Address: Room 501, Unit 1, Building 9, Sunshine Upper East Riverside Garden, No. 6, East Fourth Ring North, Chaoyang District

Common Contact Method: [NUMBER]

Guarantor and Telephone: Song Jiaqian [NUMBER]

Whereas:

(1) During the work period, Party B may form intellectual achievements in research, development, and creation in the job;

(2) Party B may have access to business secrets related to technology, market, finance, human resources, state of operation, etc. that belong to Party A or Party A undertakes confidentiality obligations due to work needs;

Party A and Party B agree to sign the following Intellectual Property and Confidentiality Agreement ("The Agreement") at Party A's residence. The Agreement is an annex to the Labor Contract of both parties and forms an integral part of the Labor Contract.

Article 1 Definition

1.1 Job development achievements

Job development achievements refer to all research, development and creative achievements completed by Party B to perform its duties, complete Party A's work tasks or use Party A's working conditions and resources while working for Party A, or staged research, development and creative achievements that have been started but not yet completed, including but not limited to:

(1) Any technology, scheme, method, design, process flow, material formula, experience formula, and experimental data related to products and production;

(2) Computer software, computer program and its algorithm and design;

(3) Engineering drawings, flow charts and other drawings;

(4) Trademark design and logo design;

(5) Layout design;

(6) All the above-mentioned research, development and creations although not within the scope of Party B's duties but within the scope of Party A's business, and improvements to Party A's existing research and development creations;

(7) During Party B's work in Party A, and within two years after the termination of the labor relationship, all discoveries, inventions, concepts, processes, products, methods, improvements, trademarks, and logos, works related to the business, products, programs, and services of Party A or Party A's related companies that are conceived, developed, and completed by Party B independently or jointly with others, regardless of whether they can be or has been protected by intellectual property laws, no matter what form they exist (Party B agrees to notify Party A of the work results obtained by itself or in cooperation during the work period and within two years after the termination of labor relationship in writing promptly and comprehensively);

(8) Other achievements that may form intellectual property rights or have formed intellectual property rights.

1.2 Business secrets

Business secrets refer to all information with commercial value and not known to the public of Party A and its related companies, and of Party A and its related companies assuming confidentiality obligations to third parties, including but not limited to:

(1) About the planning, design, definition and scheme of the products and services currently in existence or being developed or conceived by Party A and its related companies; Information, data and drawings on tooling, manufacturing methods, technological processes, material formulations, empirical formulas, experimental data, computer software and its algorithms and designs; and models, samples, source programs, target programs, etc.;

(2) Information and data of the service projects currently in existence or being developed or conceived by Party A and its related companies;

(3) The quality management methods, pricing methods, and sales methods currently in existence or being developed or conceived by Party A and its related companies;

(4) Business activity information such as business plans, product development plans, recruitment plans, internal business procedures, and lists of suppliers and customers of Party A and its related companies;

(5) The operation objectives and data, turnover, gross profit, profit, actual cost of materials and finished products and standard cost and other financial information of Party A and its related companies;

(6) Bidding documents of Party A and its related companies;

(7) Any contract, treaty, memorandum and agreement established between Party A, its related companies and others;

(8) The salary system and employee salary level of Party A and its related companies;

(9) The information that Party A and its related companies have confidentiality obligations to third parties according to laws and agreements;

(10) Other information that Party A and its related companies mark "confidential" or the business secrets which shall be kept according to the confidentiality system of Party A and its related companies.

Article 2 Attribution of right of the rights of job development achievements

2.1 Party B agrees that all job development achievements completed by itself shall be reported to Party A immediately.

2.2 Party B understands and agrees that the intellectual property rights and related rights of any job development achievements shall belong to Party A, including but not limited to:

(1) The right to apply for patents and registered trademarks at home and abroad;

(2) Patent rights;

(3) Copyrights of computer software, trademark designs, logo designs and process designs, drawings, documents and other works;

(4) Right to protect business secrets;

(5) About the exclusive right of commodity names and trademarks;

(6) Layout design rights;

(7) Other intellectual property rights and related rights arising from job development;

(8) The right to sign on job development achievements.

2.3 Party B agrees to take all the actions, including application, enrolment and registration, necessary for Party A to obtain and maintain the intellectual property rights of the job development achievements according to Party A's requirements; and agree to provide the necessary documents and take necessary measures in accordance with the requirements of Party A to ensure that the intellectual property rights of Party B's above-mentioned job development achievements belong to Party A.

2.4 Party B agrees not to disclose any information about the above-mentioned job development achievements to any third party without Party A's prior written consent.

2.5 Both Party A and Party B agree that for the research and development achievements that Party B does not use Party A's equipment, resources or business secrets while working for Party A and fully utilizes his spare time, the intellectual property rights and related rights shall belong to Party B. However, except for the following cases:

(1) The research and development achievements are closely related to the business of Party A;

(2) The research and development achievements are formed on the basis of intellectual property rights owned by Party A (including but not limited to patented or non-patented technologies);

(3) Party B preempts the research and development achievements of Party A.

Article 3 Description of original intellectual property rights and related obligations

3.1 While signing the Agreement, Party B shall explain the following situations to Party A in writing:

(1) Various intellectual property rights such as patent technology, copyright, layout design and business secrets that Party B has previously owned;

(2) Confidentiality obligations that Party B shall bear to third parties in accordance with the law or agreement. Party B is obliged to define this content clearly so as to avoid conflicts between the work in Party A and this obligation;

(3) If Party B has promised to any third party that it is not allowed to engage in certain activities within a certain period of time or a certain field of work before being employed by Party A, or has the non-competition obligation, Party B shall make a full explanation to Party A in this regard.

This written statement is listed as an annex to the Agreement.

3.2 Party B shall bear all commercial or legal liabilities arising from Party B's failure to explain the above-mentioned conditions in writing, and Party B shall also compensate all losses caused to Party A.

Article 4 Keep business secrets

Party B agrees that without Party A's written consent, it will never publicly publish or disclose any business secrets to others, never use any business secrets for other purposes, and never copy or transfer any information containing business secrets during the period of accepting Party A's employment and after the termination of the employment period, regardless of whether the business secret information is developed by Party B himself, unless in order to perform his duties in Party A or at the request of Party A or to implement the provisions of national laws.

Article 5 Obligations upon employment termination

When the employment period is terminated for whatever reason, Party B agrees to immediately hand over to Party A all documents, records, notes, outlines, data, source programs, target programs, models, samples and any other materials that Party A has mastered or that contain Party A's confidential information, and complete the relevant formalities.

Article 6 Promise for non-existence of conflict agreements

Party B declares and warrants that accepting Party A's employment and signing of the Agreement does not violate any other contracts or agreements that it has signed.

Article 7 Miscellaneous

7.1 Party B promises not to directly or indirectly instigate or attempt to influence other employees of Party A to leave office or to serve Party B or any other individual or entity.

7.2 Party B promises not to induce or persuade Party A's customers to leave Party A or interfere in the affairs of Party A's customers in any way.

7.3 If Party B violates any clause of the Agreement, it will be regarded as a serious violation of Party A's company system, and Party A shall have the right to terminate the labor relationship with Party B at any time. It will bring irreparable losses to Party A if Party B violates any clause of the Agreement, therefore, Party A shall have the right to take all legal measures to reduce the expansion of losses if Party B has caused losses to Party A due to violation of the provisions of the Agreement. Party A has the right to seek a mandatory or injunction legal method in a court with jurisdiction. Party B shall pay Party A RMB____ as liquidated damages. If the liquidated damages are lower than the actual losses, compensation shall be made according to the actual losses. Party A shall also have the right to immediately cancel the company rights and interests held by Party B, including deduction of Party B's salary and options rights; at the same time, Party A reserves the right to submit compensation to Party B for economic losses and pursue legal liabilities in accordance with the Agreement and related laws.

7.4 If there is a dispute between the two parties due to the Agreement, they agree to be under the jurisdiction by the court where Party A is located.

7.5 The Agreement shall come into effect after it is signed or sealed by both parties.

7.6 The Agreement is made in duplicate. Party A and Party B shall hold one copy respectively and they have the same legal effect.

(End of text, next is the signature page)

Party A (Seal):	Party B:	s/ Bentong Deng

Legal Representative:

Or Entrusted Agent (Seal):	Date of Signing:	January 15, 2020

Non-competition Agreement

Party A: Sixiang Shiguang Technology Co., Ltd. Legal Representative: Lu Pei Registered Address: Room 711, 7th Floor, Fangxing Building, District 1, No. 30 Xueyuan Road, Haidian District, Beijing

Party B: Deng Bentong

Number of Certificate: [NUMBER]

Address: Room 501, Unit 1, Building 9, Sunshine Upper East Riverside Garden, No. 6, East Fourth Ring North, Chaoyang District

Common Contact Method: [NUMBER]

Guarantor and Telephone: Song Jiaqian [NUMBER]

Whereas:

Party B acknowledges that since Party B is employed by Party A (including but not limited to receiving training that Party A may provide to it from time to time), it may have full access to Party A's confidential information and be familiar with Party A's operations, business and prospects and have extensive contacts with Party A's customers, suppliers and others who have business relationships with Party A; Party B is willing to keep the confidential information confidential in accordance with the terms and conditions specified in the Agreement and does not compete with Party A and its affiliated enterprises. Therefore, after equal consultation, the two parties have reached an agreement as follows:

Article 1 Definition

1.1 "Competitive business": Refers to the businesses that Party A or its affiliated enterprises are engaged in or plan to engage in, and other businesses that are the same, similar, or competing with those performed by Party A or its affiliated enterprises.

1.2 "Competitors" or "units having a competitive relationship with Party A": Refers to any individual, enterprise or other entity engaged in competitive business other than Party A or its affiliated enterprises (including newly established, combined, merged and acquired, invested, and renamed enterprises by Party A or its affiliated enterprises). To avoid differences in understanding, Party A's competitors include at least the following enterprises (but not limited to): (Described in the name of the company in 2015) Beijing Kwai (abbreviation: Kwai), Guangzhou Huya (abbreviation: Huya), Wuhan Douyu (abbreviation: Douyu), Beijing Bytedance (abbreviation: Toutiao, Watermelon Video), Beijing Micro Broadcasting Vision (abbreviation: Tik Tok), HOYY (abbreviation: YY Entertainment), 6rooms Technic (abbreviation: 6rooms), Beijing Momo Technology (abbreviation: Momo), Beijing Mijinghefeng Technology (abbreviation: Huajiao Live), Xuan Yi Xia (abbreviation: One Live Broadcast), Hunan Inke (abbreviation: Inke Live Broadcast), Beijing Zhonglian Imagination (abbreviation: Meme Live Broadcast), Zhejiang Qiju (abbreviation: Guagua Live Broadcast), Shenzhen Cloud Focus (abbreviation: Easy Live Broadcast), Zhongrun Hulian (abbreviation: 9xiu Live Broadcast), Tencent (abbreviation: NOW Live Broadcast), Hangzhou Miluo (abbreviation: KK Singing), Hangzhou Julun (abbreviation: Lingmeng Live Broadcast), Guangzhou Netease (abbreviation: CC Live Broadcast), Beijing Xinyang (abbreviation: Xinyang), etc.

1.3 "Region": Refers to the geographical scope in which Party A or its affiliated enterprises are engaged in or plan to engage in their respective businesses. This region includes but is not limited to countries and regions in China and around the world where Party A provides products or services.

1.4 "Term": Refers to the period of Party B's employment with Party A-- 24 months after the period of employment and the period of the termination of the period--the period of non-competition.

1.5 "Affiliated enterprises": Refers to any other legal person that controls Party A, or is controlled by Party A, or is under common control with Party A.

Article 2 Obligations of Party B

2.1 Within the term and regions, do not directly or indirectly in the name of an individual or in the name of an owner, licensor, licensee, itself, agent, Party B, independent contractor, lessor, lessee, owner, partner, shareholder or director or manager of Party A or in any other name:

(1) Invest or engage in competitive business other than Party A's business, or establish an enterprise or other entity engaged in competitive business;

(2) Provide any services or disclose any confidential information of Party A to competitors;

(3) Accept the employment of Party A's customers and serve and work for Party A's customers in the role of internal employees, as long as such services or work are of the same type as the products or services provided to customers by Party A;

(4) Party B shall not accept the employment of competitors of Party A that produce similar products and is engage in similar services and business with Party A, or indirectly work for competitors by accepting employment from competitors' subcontractors, suppliers or labor dispatching units;

(5) Party B shall not provide (whether direct or indirect, paid or unpaid) consultation and assistance to Party A's competitors.

2.2 Do not directly or indirectly persuade, induce, encourage or otherwise encourage Party A or its affiliated enterprises within the time limit:

(1) Any manager or employee terminates such manager or the employment relationship with Party A or its affiliated enterprises;

(2) Terminate any customer, supplier, licensee, licensor or other person or entity having actual or potential business relationship with Party A or its affiliated enterprises (including any potential customer, supplier or licensee, etc.), or change the business relationship with Party A or its affiliated enterprises in other ways.

Do not directly or indirectly abet, induce, attempt to hire or hire any current employee of Party A within the time limit (including personnel hired by Party A within six months before and after the date of termination of employment relationship between Party A and Party B), and shall not assist any other person or entity in similar employment.

2.3 Party B promises that it has not signed and will not sign any written or oral agreement that conflicts with the terms of the Agreement.

2.4 Regardless of the reasons for leaving from Party A, no unit with a competitive relationship with Party A will be employed within 2 years after leaving.

2.5 Party B shall not, within 2 years after demission from Party A for any reason, establish any competitive company with Party A or engage in the production of products related to Party A's business secrets.

2.6 When Party B leaves office, it should go through the formalities for leaving office in accordance with the provisions of Party A, and provide the employment certificates (stamped with official seal) issued by the new employment unit to Party A before the 5th of the month following the month after leaving office (Employment certificates shall be accompanied by the proof of housing provident fund, payment of social insurance and proof of payment of personal income tax issued by local tax) (hereinafter collectively referred to as "employment certificates"). The employment certificates shall contain the following information: Time to establish labor relationship, duration of the labor contract, position; the issuing unit has known the situation of Party B's non-competition obligations and the purpose of issuing the certificates; if a false certificate is issued, the issuing unit shall promise to jointly bear the civil legal liability under the non-competition contract with Party B; the issuing unit's effective contact address, telephone, fax and other communication information. Party A has the right to inform Party B's new employer, service unit or other units of Party B's confidentiality obligations and non-competition obligations. If the employment certificates provided by Party B are incomplete, they shall be corrected. Before Party B corrects the employment certificates, it shall be deemed that no employment certificates have been provided.

2.7 Party B shall bear the relevant income tax on the non-competition compensation as stipulated in the Agreement, and Party A shall have the right to withhold and pay in accordance with national regulations.

Article 3 Obligations of Party A

3.1 During the period of demission non-competition agreed in the Agreement, Party A shall pay Party B economic compensation for demission non-competition on a monthly basis, and the standard is: 30% of the average monthly salary of Party B in the previous year (if the amount is lower than the minimum economic compensation standard for non-competition stipulated by Beijing local regulations at the time of demission, it shall be implemented in accordance with the provisions of Beijing Municipality); The monthly compensation shall be calculated according to the natural month, and Party A shall pay Party B the compensation for the last natural month on the unified payday after the end of each natural month. If the first natural month or the last natural month of the period of non-competition that Party B begins to fulfill its non-competition obligations is not a full month, the compensation will be paid according to the actual number of days in the month.

3.2 Party B shall designate in writing the bank account number of which it will receive the economic compensation for demission non-competition at the time of demission. If Party B does not specify in writing, Party A may transfer directly to the salary account of Party B upon leaving office, or directly transfer to the third party institution (the escrow costs incurred shall be borne by Party B). The date of receipt or the date of escrow shall be deemed as the date when Party B receives the economic compensation. If the bank account of Party B changes, it shall notify Party A in writing fifteen days in advance. If the economic compensation for demission non-competition is delayed due to Party B or the bank, it shall not be regarded as delayed payment by Party A, and Party B shall not terminate the demission non-competition obligations on this ground. (The term "writing" in this article refers to the paper form and autograph, excluding fax and email)

Article 4 Termination of Party B's obligations

4.1 Party B's demission non-competition obligations shall be terminated only because of the following reasons:

(1) If Party A fails to pay the economic compensation for demission non-competition of any one month or makes it clear that it will no longer pay the economic compensation for demission non-competition, Party B's demission non-competition obligations will be naturally terminated from the date of occurrence of the foregoing, but Party A shall not bear any liability for breach of contract; or

(2) The period of demission non-competition as agreed in the Agreement expires; or

(3) The Agreement is terminated with consensus through negotiation by both parties;

Article 5 Liability for breach of contract of Party B

5.1 If Party B violates the provisions of Article 2 of the Agreement, Party B shall:

(1) Return all the economic compensation for demission non-competition that Party A has paid;

(2) Pay Party A the liquidated damages, the standard of liquidated damages is 5 times the economic compensation for the 24-month demission non-competition in accordance with the standards stipulated in the Agreement;

(3) Resign from the unit that has a competitive relationship with Party A;

(4) Party B shall compensate for other economic losses caused to Party A.

5.2 If Party B violates the provisions of Article 2 or violates the non-competition after leaving office, in addition to Party A's right to stop paying compensation for demission non-competition to Party B, Party B shall still abide by the non-competition regulations stipulated in the Agreement.

5.3 If Party B's breach of contract violates Party A's business secret rights, Party A shall have the right to require Party B to bear tort liability in accordance with the provisions of relevant laws and regulations in addition to requiring Party B to bear the liability for breach of contract in accordance with this contract.

5.4 If Party B's breach of contract violates Party A's business secrets or other breaches of contract cause losses to Party A, Party B shall also compensate Party A for the actual economic losses suffered. The reasonable expenses paid by Party A for investigating Party B's breach of contract shall be included in the compensation for damages.

5.5 Party B acknowledges that its breach of the Agreement will cause irreparable damages to Party A and / or its affiliated enterprises, and that the monetary compensation obtained through any litigation is not sufficient to fully compensate for such damages. Party B agrees that Party A and / or its affiliated enterprises shall have the right to prevent violations of the Agreement through temporary restraining orders, prohibition orders, actual performance of the terms of the Agreement or any other legal remedies.

Article 6 Fair commitment

Both parties agree that the scope and nature agreed in Article 2, Article 3, Article 4 and Article 5 of this contract are fair and reasonable. The time, geographical area and scope agreed here are necessary to protect Party A and its affiliated enterprises to make full use of their goodwill to carry out operations.

Article 7 Dissolution and termination

7.1 The Agreement can be cancelled under the following circumstances, but Party B shall continue to faithfully implement the obligations that Party B should continue to perform in accordance with the provisions, nature and purpose of the Agreement:

(1) Both parties have reached a consensus;

(2) Other situations specified by the laws, administrative regulations or the Agreement.

7.2 The Agreement can be terminated under the following circumstances, but Party B shall continue to faithfully implement the obligations that Party B should continue to perform in accordance with the provisions, nature and purpose of the Agreement:

(1) The non-existent situation occurs in the subject of the Agreement;

(2) Other situations specified by the laws, administrative regulations or the Agreement.

Article 8 Application of laws and resolution of disputes

8.1 The Agreement shall be governed by and be construed in accordance with the laws of the People's Republic of China.

8.2 Both parties shall attempt to resolve any disputes arising from and in connection with the Agreement through friendly negotiations. If such negotiations have no results, fail or both parties do not want to negotiate, both parties can apply for mediation to labor dispute mediation committee of Party A or can apply for arbitration to the labor dispute arbitration committee where Party A is located in case the mediation fails. Party B can also directly apply to the local labor dispute arbitration committee where Party A is located for arbitration. In case the arbitration award cannot be accepted, it's allowed to file a lawsuit to the People's Court.

Article 9 Modification and transfer

9.1 The Agreement comes into effect after the date of signature and seal by both parties. The Agreement shall not be modified, supplemented or changed without the written consent of both parties.

9.2 Party B shall not transfer any obligations or rights of the Agreement or arising from the Agreement.

Article 10 Abandonment

That either party to the Agreement has not exercised or delayed the exercise of any rights, powers and privileges under the Agreement or any other agreements or contracts related to the Agreement shall not be deemed to abandon those rights, powers and privileges; Any independent or partial exercising of any rights, powers or privileges shall not hamper the party exercising these rights, powers or privilege in the future.

Article 11 Validity of the Agreement

11.1 Both parties acknowledge that they have carefully reviewed the contents of the Agreement and fully understood the legal implications of the terms hereof.

11.2 Both parties agree to perform the Agreement to the maximum extent permitted by law. The invalidity, illegality or unenforceability of any part of the Agreement will not affect or weaken the validity, legality and enforceability of the rest of the Agreement.

11.3 The Agreement and all its annexes constitute all the complete agreements reached by both parties on the matters agreed in the Agreement, and replace all oral or written negotiations, statements or agreements reached by both parties on the matters agreed in the Agreement before the signing of the Agreement.

11.4 The Agreement takes effect as soon as it is signed by both parties, and continues to be effective after the Labor Contract is terminated or cancelled until the obligation to non-competition obligations are terminated.

Article 12 Text of the Agreement

The Agreement is in duplicate, with each party holding one copy, having the same effect.

[No text below]

Party A (Seal):	Party B:	/s/ Bentong Deng
Legal Representative:

Or Entrusted Agent (Seal):	Date of Signing:	January 15, 2020

Salary Confidentiality Agreement

Party A: Beijing Sixiang Shiguang Technology Co., Ltd.

Legal Representative: Lu Pei

Registered Address: Room 711, 7th Floor, Fangxing Building, District 1, No. 30 Xueyuan Road, Haidian District, Beijing

Party B: Deng Bentong

Number of Certificate: [NUMBER]

Address: Room 501, Unit 1, Building 9, Sunshine Upper East Riverside Garden, No. 6, East Fourth Ring North, Chaoyang District

Common Contact Method: [NUMBER]

Guarantor and Telephone: Song Jiaqian [NUMBER]

Whereas:

Party A strictly implements the principle of salary confidentiality, and Party B agrees that it shall implement salary confidentiality in accordance with the relevant principles for protecting Party A's business secrets. Both parties have voluntarily reached the following agreement on Party A's salary confidentiality through friendly negotiations, and agree to jointly comply:

(1) Party B agrees that the salary information of the company's employees belongs to the company's business secrets.

(2) If Party B has doubts about its salary, it shall consult with the relevant person in charge of the Human Resources Department, and shall not inquire with other personnel.

(3) Party A establishes the salary authority according to the management authority, and only the management personnel of department directors and above shall have the authority to know the salary situation of its employees.

(4) Party B promises to abide by the provisions of the Agreement and the other salary confidentiality principles of Party A; Party B shall not obtain the salary information of others by any means; it is not allowed to disclose or discuss the salary information of oneself and others beyond the authority.

(5) If there is any violation of the provisions of the Agreement or the other salary confidentiality principles of Party A, once found, the company will give corresponding punishment according to the seriousness of the violation:

●	Punishment for salary reduction: Applicable when Party B violates the Agreement, or inquires or discloses the salary information of the department or others for the first time. Employee whose salary is reduced due to violations of the Agreement and other salary confidentiality principles of Party A will be disqualified from company-level rewards such as salary adjustments, grade adjustments, and additional option bonuses within one year.

●	Punishment for terminating the Labor Contract and reserving the right to pursue further responsibility: Applicable when Party B violates the Agreement or other salary confidentiality principles of Party A for the second time or causes economic losses to the company.

This Agreement is made in duplicate, with each party holding one copy, and shall come into force upon signature. Matters not covered in the Agreement shall apply the provisions of the Intellectual Property and Confidentiality Agreement.

Party A (Seal):	Party B:	/s/ Bentong Deng

Number of Certificate: [NUMBER]

MM/DD/YY	January 15, 2020